UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 14, 2008, Universal Technical Institute, Inc., a Delaware corporation (the “Company”), entered into change-of-control severance agreements with Sherrell E. Smith and Larry H. Wolff. Each agreement provides that if the executive is terminated without cause or terminates employment for good reason, in each case within 12 months after the Company has undergone a change-of-control as defined in the agreement, the executive will continue to receive salary payments for 12 months and will receive a prorated bonus calculated by multiplying the executive’s target bonus percentage by the executive’s fiscal year salary earned through the date of termination. In addition, each agreement allows the executive to elect to continue the executive’s current coverage under the Company’s health benefit plans for up to 18 months in accordance with the health benefit plans and applicable law. If such election is made, the Company will continue to pay towards the executive’s coverage a monthly amount equal to the Company paid portion of the insurance premium for the coverage held by the executive during active employment and any administrative fee for a period of 12 months. Each agreement provides for the executive’s outstanding equity awards to be treated in accordance with their terms. Finally, each agreement provides for the Company to pay for 12 months of outplacement services.

Each change-of-control severance agreement also provides that: (i) as a precondition to the Company’s payment of any severance compensation or benefits, the executive must execute a waiver and release that the Company provides to the executive; (ii) the amounts paid to or benefits received by the executive are subject to a downward adjustment so that the total payments to the executive due to a change-of-control do not constitute an excess parachute payment, as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, or cause the executive to be required to pay an excise tax under Section 4999 of the Code; and (iii) the executive is not required to mitigate any amounts paid or benefits received under the agreement by seeking other employment or otherwise.

As part of the consideration for the payment of the severance payments and benefits, each change-of-control severance agreement provides that, for a period of 12 months after the termination of employment, the executive covenants not to compete directly or indirectly with the Company or directly or indirectly solicit, recruit or employ any persons or entities with whom the Company currently has business relationships, or have had such relationships within the 24 months prior to such solicitation, recruitment or employment. Each agreement also includes a provision restricting the executive’s disclosure of the Company’s confidential information.

The foregoing description of the change-of-control severance agreements between the Company and Messrs. Smith and Wolff does not purport to be complete and is qualified in its entirety by reference to the form of change-of-control severance agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Change of Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated:	January 16, 2008	By:	/s/ Chad A. Freed

		Name:	Chad A. Freed
		Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Form of Change of Control Severance Agreement.